Exhibit 10.3

LIMITED WAIVER TO NOTE AND WARRANT PURCHASE AGREEMENT

This Limited Waiver to Note and Warrant Purchase Agreement (this “Waiver”), effective as of March 31, 2012, is made by and among AEMETIS, INC. (f/k/a AE Biofuels, Inc.), a Nevada corporation (the “Company”), THIRD EYE CAPITAL CORPORATION, an Ontario corporation, as agent (“Agent”) and THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND - ABL OPPORTUNITIES FUND (“Purchaser”).

RECITALS

A.           The Company, Agent and Purchaser entered into a certain Note and Warrant Purchase Agreement dated as of May 16, 2008, as amended by an Amendment No. 1 to Note and Warrant Purchase Agreement dated as of May 28, 2008, as further amended by an Amendment No. 2 and Limited Waiver to Note and Warrant Purchase Agreement dated as of July 23, 2008, as further amended by an Amendment No. 4 and Limited Waiver to Note and Warrant Purchase Agreement dated as of December 10, 2009 (the “Amendment No. 4”) (although the Company executed an Amendment No. 3 and Limited Waiver to Note and Purchase Agreement dated March 31, 2009, the parties agreed that such amendment was null and void and of no force and effect as evidenced in the recitals in the Amendment No. 4), as further amended by an Amendment No. 5 and Limited Waiver to Note and Warrant Purchase Agreement dated as of October 18, 2010, and as further amended by the Limited Waiver to Note and Warrant Purchase Agreement dated as May 24, 2011 (the “May 2011 Limited Waiver”) (as the same may be further amended, restated, supplemented, revised or replaced from time to time, the “Agreement”).  Capitalized terms used but not defined in this Waiver shall have the meaning given to them in the Agreement.

B.           The Company has requested, and the Agent and Purchaser have agreed, to provide a limited waiver on the terms and conditions contained herein.

AGREEMENT

SECTION 1.                      Reaffirmation of Indebtedness.  The Company hereby confirms that as of March 31, 2012, the outstanding principal balance of the Notes and all accrued and unpaid interest thereon is $7,174,982.41.

SECTION 2.                      Limited Waiver.  Subject to the terms, covenants and conditions of this Waiver, Agent waives any Event of Default which has occurred solely as a result of:

(A)           the failure of the Company to make a prepayment of the Notes in the amount of $700,000 by February 24, 2012 in connection with the sale of certain real property located in Vermilion County, Illinois, pursuant to Section 2(B)(iii) of the May 2011 Limited Waiver and Section 4.5(ii) of the Agreement; and

(B)           the failure of the Company to discharge in full the judgment in the original amount of $1,918,901.17 against the Company in favor of Cordillera Fund, L.P., a Texas limited partnership, entered by the Second Judicial District Court of the State of Nevada in October 2009 pursuant to Section 7.1(v) of the Agreement (each of the foregoing Events of Default in clauses (A) through (B), the “Identified Events of Default”).

Except as expressly provided herein, nothing contained herein shall be construed as a waiver by Agent or Purchaser of any covenant or provision of the Agreement, the other Transaction Documents, or of any other contract or instrument among the Company, any of its Subsidiaries, Purchaser and Agent, and the failure of Agent or Purchaser at any time or times hereafter to require strict performance by the Company or any of its Subsidiaries of any provision thereof shall not waive, affect or diminish any right of Agent or Purchaser to thereafter demand strict compliance therewith.  Agent and Purchaser hereby reserve all rights granted under the Agreement, the Transaction Documents and any other contract or instrument among the Company, any of its Subsidiaries, Purchaser and Agent.

SECTION 3.                      Conditions to Effectiveness.  This Waiver shall be effective only upon and subject to satisfaction of the following conditions precedent:

(A)           Agent shall have received and accepted an original of this Waiver duly executed by the parties hereto.

(B)           Agent shall have received a waiver fee for the Identified Events of Defaults of 65,000 shares of common stock of the Company, which fee shall be deemed fully earned and nonrefundable upon execution of this Waiver and the Company shall deliver certificates representing such shares to the Agent by April 30, 2012.

(C)           Agent shall have received certified copies of the certificate of incorporation and bylaws of the Company as in effect on the date hereof, and of the resolutions duly adopted by the Company’s board of directors authorizing the execution, delivery and performance of this Waiver and the agreements and transactions contemplated hereby, including the issuance of 65,000 shares of its common stock to the holders of the Notes.

(D)           Agent shall have received all other approvals, opinions, documents, agreements, instruments, certificates, schedules and materials as Agent may reasonably request.

The Company acknowledges and agrees that the failure to perform, or to cause the performance of, the foregoing covenants and agreements will constitute an Event of Default under the Agreement and Agent and Purchaser shall have the right to demand the immediate repayment in full in cash of all outstanding Indebtedness owing to Agent and Purchaser under the Agreement, the Notes and the other Transaction Documents.  In consideration of the foregoing and the transactions contemplated by this Waiver, the Company hereby (a) ratifies and confirms all of the obligations and liabilities of the Company owing pursuant to the Agreement and the other Transaction Documents and (b) agrees to pay all costs and expenses of Agent and Purchaser in connection with this Waiver.

SECTION 4.                      Agreement in Full Force and Effect.  Except as specifically waived hereby, the Agreement and other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed.  Except as expressly set forth herein, this Waiver shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Agreement or any other Transaction Document or any right, power or remedy of Agent or Purchaser thereunder, nor constitute a waiver of any provision of the Agreement or any other Transaction Document, or any other document, instrument or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Waiver shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent or Purchaser whether under the Agreement, the other Transaction Documents, at law or otherwise.  All references to the Agreement shall be deemed to mean the Agreement as modified hereby.  This Waiver shall not constitute a novation or satisfaction and accord of the Agreement or any other Transaction Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Agreement and Transaction Documents as amended by this Waiver, as though such terms and conditions were set forth herein.  Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Agreement as amended by this Waiver, and each reference herein or in any other Transaction Document to “the Agreement” shall mean and be a reference to the Agreement as amended and modified by this Waiver.

SECTION 5.                      Representations.  The Company hereby represents and warrants to Agent and Purchaser as of the date of this Waiver as follows:  (A) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (B) the execution, delivery and performance by it of this Waiver and all other Transaction Documents executed and delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its articles of incorporation, bylaws or other organizational documents, or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Waiver or any other Transaction Documents executed and delivered in connection herewith by or against it; (D) this Waiver and all other Transaction Documents executed and delivered in connection herewith have been duly executed and delivered by it; (E) this Waiver and all other Transaction Documents executed and delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) after giving effect to this Waiver, it is not in default under the Agreement or any other Transaction Documents and no Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Waiver; and (G) the representations and warranties contained in the Agreement and the other Transaction Documents are true and correct in all material respects as of the date hereof as if then made, except for such representations and warranties limited by their terms to a specific date.

SECTION 6.                      Miscellaneous.

(A)           This Waiver may be executed in any number of counterparts (including by facsimile or email), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile or scanned signature and that it accepts the facsimile or scanned signature of each other party.  The descriptive headings of the various sections of this Waiver are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.  The use of the word “including” in this Waiver shall be by way of example rather than by limitation.  The use of the words “and” or “or” shall not be inclusive or exclusive.

(B)           This Waiver may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified without the written consent of the Company and Agent.  This Waiver shall be considered part of the Agreement and shall be a Transaction Document for all purposes under the Agreement and other Transaction Documents.

(C)           This Waiver, the Agreement and the Transaction Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

(D)           THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

(E)           The Company may not assign, delegate or transfer this Waiver or any of its rights or obligations hereunder.  No rights are intended to be created under this Waiver for the benefit of any third party donee, creditor or incidental beneficiary of the Company or any of its Subsidiaries.  Nothing contained in this Waiver shall be construed as a delegation to Agent or Purchaser of the Company’s or any of its Subsidiaries’ duty of performance, including any duties under any account or contract in which Agent or Purchaser have a security interest or lien.  This Waiver shall be binding upon the Company and its respective successors and assigns.

(F)           All representations and warranties made in this Waiver shall survive the execution and delivery of this Waiver and no investigation by Agent or Purchaser shall affect such representations or warranties or the right of Agent or Purchaser to rely upon them.

(G)           THE COMPANY HEREBY ACKNOWLEDGES THAT THE COMPANY’S PAYMENT OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RECISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY PURCHASER.  THE COMPANY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH PURCHASER AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS WAIVER IS EXECUTED, WHICH THE COMPANY MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER TRANSACTION DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS WAIVER.

IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the date first written above.

AEMETIS, INC.

By:	/s/ Todd Waltz
Name:	Todd Waltz
Title:	CFO

THIRD EYE CAPITAL CORPORATION, as Agent

By:	/s/ Arif Bhalwani
Name:	Arif Bhalwani
Title:	Managing Director

THIRD EYE CAPITAL CREDIT OPPORTUNITIES FUND - ABL OPPORTUNITIES FUND

By:	Third Eye Capital Credit Opportunities SARL, its Managing General Partner

By:	/s/ Robert L. DeNormandie
Name:	Robert L. DeNormandie
Its:	Manager

By:	/s/ Richard Goddard
Name:	Richard Goddard
Its:	Manager

Signature Page to Limited Waiver to Note and Warrant Purchase Agreement

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